As filed with the Securities and Exchange Commission on December 9, 2025

Registration No. 333-199296

Registration No. 333-203398

Registration No. 333-211439

Registration No. 333-218465

Registration No. 333-220894

Registration No. 333-223894

Registration No. 333-230138

Registration No. 333-233135

Registration No. 333-237136

Registration No. 333-243761

Registration No. 333-253727

Registration No. 333-263954

Registration No. 333-266794

Registration No. 333-271001

Registration No. 333-278046

Registration No. 333-280567

Registration No. 333-283935

Registration No. 333-285358

Registration No. 333-288187

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-199296

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-203398

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-211439

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-218465

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-220894

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-223894

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-230138

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-233135

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-237136

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-243761

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-253727

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-263954

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-266794

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-271001

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-278046

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-280567

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-283935

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-285358

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-288187

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5258327
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

100 Cardinal Way Redwood City, California 94063	94063
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2006 Equity Incentive Plan, as amended

2014 Equity Incentive Award Plan, as amended and restated

2014 Employee Stock Purchase Plan, as amended and restated

2017 Inducement Plan, as amended and restated

2024 Equity Incentive Award Plan, as amended and restated

(Full title of the Plans)

Jonathan R. Haug

President

Adverum Biotechnologies, Inc.

Lilly Corporate Center

Indianapolis, Indiana 46285

(Name and address of agent for service)

(317) 276-2000

(Telephone number, including area code, of agent for service)

Copy to:

Emily Oldshue

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, Massachusetts 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) are being filed by Adverum Biotechnologies, Inc. (the “Registrant”) to deregister all shares of the Registrant’s common stock, par value $0.0001 per share (the “Shares”), that remain unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) previously filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”):

•

Registration Statement No.  333-199296 pertaining to the registration of (i) an aggregate of 5,077,600 Shares issuable under the Registrant’s Amended and Restated 2006 Equity Incentive Plan, as amended, (ii) an aggregate of 2,394,732 Shares issuable under the Registrant’s 2014 Equity Incentive Award Plan, as amended and restated (the “2014 Plan”) and (iii) an aggregate of 208,833 Shares under the Registrant’s 2014 Employee Stock Purchase Plan, as amended and restated (the “2014 ESPP”), which was filed with the SEC on October 14, 2014.

•

Registration Statement No.  333-203398 pertaining to the registration of an aggregate of 910,161 Shares, issuable under the Registrant’s 2014 Plan and 227,540 Shares, issuable under the Registrant’s 2014 ESPP, which was filed with the SEC on April 14, 2015.

•

Registration Statement No.  333-211439 pertaining to the registration of (i) an aggregate of 4,708,288 Shares, issuable under the Registrant’s 2014 Plan, (ii) an aggregate of 258,587 Shares issuable under the 2014 ESPP and (iii) an aggregate of 1,194,000 Shares, issuable upon the exercise of stock options granted to three new employees of the Registrant as an inducement material to acceptance of employment with the Registrant, in accordance with the inducement grant exception under Nasdaq Listing Rule 5635(c)(4), which was filed with the SEC on May 18, 2016.

•

Registration Statement No.  333-218465 pertaining to the registration of (i) an aggregate of 1,672,200 Shares, issuable under the Registrant’s 2014 Plan, (ii) an aggregate of 418,050 Shares, issuable under the 2014 ESPP and (iii) an aggregate of 200,000 Shares, issuable upon the exercise of stock options and an aggregate of 100,000 shares, issuable upon settlement of restricted stock units granted to Leone Patterson, each as an inducement material to acceptance of employment with the Registrant, in accordance with the inducement grant exception under Nasdaq Listing Rule 5635(c)(4), which was filed with the SEC on June 2, 2017.

•

Registration Statement No.  333-220894 pertaining to the registration of (i) an aggregate of 600,000 Shares, issuable under the Registrant’s 2017 Inducement Plan, as amended and restated (the “2017 Plan”) and (ii) an aggregate of 305,000 Shares, issuable upon the exercise of stock options granted to new employees of the Registrant as an inducement material to acceptance of employment with the Registrant, in accordance with the inducement grant exception under Nasdaq Listing Rule 5635(c)(4), which was filed with the SEC on October 10, 2017.

•

Registration Statement No.  333-223894 pertaining to the registration of (i) an aggregate of 1,960,613 Shares, issuable under the Registrant’s 2014 Plan, (ii) an aggregate of 490,153 Shares, issuable under the 2014 ESPP and (iii) an aggregate of 225,000 Shares, issuable upon settlement of restricted stock units granted to the Registrant’s employees, which was filed with the SEC on March 23, 2018.

•

Registration Statement No.  333-230138, as amended by Post-Effective Amendment No. 1 thereto filed on March 12, 2019, pertaining to the registration of (i) an aggregate of 2,518,618 Shares, issuable under the Registrant’s 2014 Plan, (ii) an aggregate of 629,654 Shares, issuable under the Registrant’s 2014 ESPP and (iii) an aggregate of 1,000,000 Shares, issuable under the Registrant’s 2017 Plan, which was filed with the SEC on March 7, 2019.

•	Registration Statement No. 333-233135 pertaining to the registration of an aggregate of 1,500,000 Shares, issuable under the Registrant’s 2017 Plan, which was filed with the SEC on August 8, 2019.

•

Registration Statement No.  333-237136 pertaining to the registration of an aggregate of 2,691,529 Shares, issuable under the Registrant’s 2014 Plan and an aggregate of 672,882 Shares, issuable under the Registrant’s 2014 ESPP, which was filed with the SEC on March 12, 2020.

•	Registration Statement No. 333-243761 pertaining to the registration of an aggregate of 1,500,000 Shares, issuable under the Registrant’s 2017 Plan, which was filed with the SEC on August 10, 2020.

•

Registration Statement No.  333-253727, pertaining to the registration of an aggregate of 5,496,254 Shares, issuable under the Registrant’s 2014 Plan, 2014 ESPP and 2017 Plan, which was filed with the SEC on March 1, 2021.

•	Registration Statement No. 333-263954, pertaining to the registration of an aggregate of 3,935,223 Shares, issuable under the Registrant’s 2014 Plan, which was filed with the SEC on March 29, 2022.

•	Registration Statement No. 333-266794, pertaining to the registration of an aggregate of 5,800,000 Shares, issuable under the Registrant’s 2014 ESPP, which was filed with the SEC on August 11, 2022.

•	Registration Statement No. 333-271001, pertaining to the registration of an aggregate of 4,004,695 Shares, issuable under the Registrant’s 2014 Plan, which was filed with the SEC on March 30, 2023.

•	Registration Statement No. 333-278046, pertaining to the registration of an aggregate of 4,057,333 Shares, issuable under the Registrant’s 2014 Plan, which was filed with the SEC on March 18, 2024.

•

Registration Statement No.  333-280567, pertaining to the registration of an aggregate of 4,688,345 Shares, issuable under the Registrant’s 2024 Equity Incentive Award Plan (the “2024 Plan”), which was filed with the SEC on June 28, 2024.

•	Registration Statement No. 333-283935 pertaining to the registration of an aggregate of 150,000 Shares, issuable under the Registrant’s 2017 Plan, which was filed with the SEC on December 19, 2024.

•	Registration Statement No. 333-285358 pertaining to the registration of an aggregate of 250,000 Shares, issuable under the Registrant’s 2017 Plan, which was filed with the SEC on February 27, 2025.

•	Registration Statement No. 333-288187, pertaining to the registration of an aggregate of 2,100,000 Shares, issuable under the Registrant’s 2024 Plan, which was filed with the SEC on June 20, 2025.

On December 9, 2025, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 24, 2025, by and among the Registrant, Eli Lilly and Company (“Parent”) and Flying Tigers Acquisition Corporation (“Purchaser”), Purchaser merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent. As a result of the transactions contemplated by the Merger Agreement, the Registrant has terminated any and all offerings and sales of securities pursuant to the Registration Statements. In accordance with the undertakings made by the Registrant in each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities of the Registrant registered under such Registration Statement which remain unsold at the termination of the offering, the Registrant hereby terminates the effectiveness of each Registration Statement and removes from registration all of the securities that remain unsold under each Registration Statement as of the date hereof, if any. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities. After giving effect to these Post-Effective Amendments, there will be no remaining securities registered by the Registrant pursuant to the Registration Statements.

The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 24, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on December 9, 2025.

ADVERUM BIOTECHNOLOGIES, INC.

By:	/s/ Jonathan R. Haug
Name: Jonathan R. Haug
Title: President

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.